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                                                                  EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated December 1, 1997 (and to all references to our Firm) included in or made a part of this registration statement (Registration Statement File No. 333-40519).

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

San Jose, California
January 27, 1998